                                                                    EXHIBIT 99.1

HERAEUS SURGICAL, INC.

Independent Auditors' Report                                 2
Balance Sheets                                               3
Statements of Operations                                     4
Statements of Cash Flows                                     5
Statements of Stockholder's Equity                           7
Notes to Financial Statements                                8


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Heraeus Surgical, Inc.:

         We have audited the accompanying balance sheets of Heraeus Surgical, Inc. (a wholly-owned subsidiary of Heraeus Med GmbH) as of December 31, 1995 and 1994, and the related statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heraeus Surgical, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                      KPMG Peat Marwick LLP


San Francisco, California
February 20, 1996

                             HERAEUS SURGICAL, INC.
                 (A WHOLLY-OWNED SUBSIDIARY OF HERAEUS MED GMBH)

                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT NUMBERS OF SHARES)

                                                                                    JUNE 30,            DECEMBER 31,
                                                                                     1996            1995         1994
                                                                                     ----            ----         ----
                                                                                  (UNAUDITED)

                                     ASSETS
Current assets:
  Cash and cash equivalents                                                        $   561         $ 1,782      $   945
  Accounts receivable, net of allowances of $105 and $138,
    for the years ended December 31, 1995 and 1994,
    respectively                                                                     6,478           6,413        5,003
  Due from related parties                                                           1,351             725          626
  Inventories, net                                                                   8,732           8,566        7,567
  Prepaid expenses                                                                     198             227          454
                                                                                   -------         -------      -------
          Total current assets                                                      17,320          17,713       14,595
Property and equipment, net                                                            505             591          788
Intangible assets                                                                      375             250           --
                                                                                   -------         -------      -------
          Total assets                                                             $18,200         $18,554      $15,383
                                                                                   =======         =======      =======

                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current installments of long-term debt due to related party                      $    --         $ 6,924          --
  Accounts payable                                                                   2,821           2,567        2,435
  Due to related parties                                                             2,121           1,948          410
  Accrued compensation                                                                 572             795          559
  Deferred revenue                                                                     825           1,059        1,263
  Other accrued expenses                                                               621           1,000          632
                                                                                   -------        --------     --------
          Total current liabilities                                                  6,960          14,293        5,299
Long term debt due to related party                                                     --              --        2,548
Commitments and Contingencies
Stockholder's equity
  Common stock--no par value; 10,000 shares authorized; 100 shares issued and outstanding at June 30, 1996, and 4,500 shares issued and outstanding at
    December 31, 1995
    and 1994                                                                        36,997          30,000       30,000
  Accumulated deficit                                                              (25,757)        (25,739)     (22,464)
                                                                                   -------        --------     --------
          Total stockholder's equity                                                11,240           4,261        7,536
                                                                                   -------        --------     --------
          Total liabilities and stockholder's equity                               $18,200        $ 18,554     $ 15,383
                                                                                   =======        ========     ========

                 See accompanying notes to financial statements

                             HERAEUS SURGICAL, INC.
                 (A WHOLLY-OWNED SUBSIDIARY OF HERAEUS MED GMBH)

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                             SIX               SIX
                                                           MONTHS            MONTHS
                                                            ENDED             ENDED
                                                          JUNE 30,          JUNE 30,              YEARS ENDED DECEMBER 31,
                                                                                                  ------------------------
                                                            1996              1995           1995           1994          1993
                                                            ----              ----           ----           ----          ----
                                                         (UNAUDITED)       (UNAUDITED)
Revenues:
  Net product sales to unrelated parties                   $10,523          $ 9,651         $19,822       $22,761        $23,363
  Net product sales to related parties                       2,102            1,924           3,152         4,394          3,939
  Net service revenue                                        2,151            2,428           4,802         5,283          5,253
                                                           -------           ------         -------       -------        -------
                                                            14,776           14,003          27,776        32,438         32,555
  Cost of sales to unrelated parties                         6,222            6,060          13,135        13,072         12,400
  Cost of sales to related parties                           1,448            1,328           1,851         2,647          2,712
  Cost of services                                             980            1,304           2,484         2,795          2,878
                                                           -------           ------         -------       -------        -------
          Gross profit                                       6,126            5,311          10,306        13,924         14,565
Operating expenses:
  Research and development                                     843              888           1,714         1,957          1,755
  Marketing and selling                                      4,469            4,535           9,079         9,750         10,914
  General and administrative                                 1,029            1,131           2,401         2,521          2,549
                                                           -------           ------         -------       -------        -------
                                                             6,341            6,554          13,194        14,228         15,218
                                                           -------           ------         -------       -------        -------
  Operating profit (loss)                                     (215)          (1,243)         (2,888)         (304)          (653)
Other income (expense), net
  Interest expense                                             (78)            (107)           (285)         (111)           (48)
  Other income (expense)                                       278                8            (100)           (1)            26
                                                           -------           ------         -------       -------        -------
                                                               200              (99)           (385)         (112)           (22)
                                                           -------           ------         -------       -------        -------
Loss before income taxes                                       (15)          (1,342)         (3,273)         (416)          (675)
Provision for income taxes                                       3               16               2            23             --
                                                           -------           ------         -------       -------        -------
Net loss                                                   $   (18)         $(1,358)        $(3,275)      $  (439)       $  (675)
                                                           -------           ------         -------       -------        -------

                 See accompanying notes to financial statements.

                             HERAEUS SURGICAL, INC.
                 (A WHOLLY-OWNED SUBSIDIARY OF HERAEUS MED GMBH)

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                             SIX               SIX
                                                           MONTHS            MONTHS
                                                            ENDED             ENDED
                                                          JUNE 30,          JUNE 30,              YEARS ENDED DECEMBER 31,
                                                                                                  ------------------------
                                                            1996              1995           1995           1994          1993
                                                            ----              ----           ----           ----          ----
                                                         (UNAUDITED)       (UNAUDITED)
Cash flows from operating activities:
  Net loss                                                $  (18)        $ (1,358)        $(3,275)       $ (439)       $  (675)
  Adjustments to reconcile net loss to
    net cash provided by (used in)
    operating activities:
    Depreciation and amortization                            157              157             303           286            744
    Loss on sale of equipment                                 --               --              --            13             --
    Write-off of fixed assets                                 --               --              14            --             --
    Changes in operating assets and
      liabilities:
          Accounts receivable                                (65)            (399)         (1,410)        1,560         (2,784)
          Inventories                                       (166)            (771)           (999)         (676)          (983)
          Prepaid expenses                                    29               64             227             9             11
          Due to related parties, net                       (453)             995           1,439          (589)           427
          Accounts payable                                   254             (397)            132           663            601
          Accrued compensation                              (223)            (123)            236          (451)           302
          Other accrued expenses                            (379)             461             368           164           (265)
          Deferred revenue                                  (234)             (55)           (204)         (122)           131
                                                          ------           ------         -------       -------        -------
  Net cash provided by (used in)
    operating activities                                  (1,098)          (1,426)         (3,169)          418         (2,491)
Cash flows from investing activities:
  Purchase of property and equipment                         (46)             (70)           (120)         (277)          (445)
  Purchase of patent                                        (150)              --            (250)           --             --
  Proceeds on sale of fixed assets                            --               --              --             2             --
                                                          ------           ------         -------       -------        -------
          Net cash used in investing
            activities                                      (196)             (70)           (370)         (275)          (445)
Cash flows from financing activities:
  Proceeds from recapitalization                          10,800               --              --            --             --
  Deemed net distribution to parent
    company in connection with
    corporate reorganization                              (3,803)              --              --            --             --
  Proceeds from parent advances                               --             1364           4,376         2,548             --
  Repayment of intercompany
    indebtedness and advances                             (6,924)              --              --            --             --
  Short-term note payable--borrowings                         --               --              --            --          2,500
  Repayment of short-term notes                               --               --              --        (2,500)            --
                                                          ------           ------         -------       -------        -------
          Net cash provided by financing
            activities                                        73             1364           4,376            48          2,500
                                                          ------         --------         -------       -------        -------
Net increase (decrease) in cash and
  cash equivalents                                        (1,221)            (132)            837           191           (436)

Cash and cash equivalents at the
  beginning of the period                                  1,782              945             945           754          1,190
                                                         -------           ------         -------       -------        -------
Cash and cash equivalents at the end
  of the period                                          $   561             $813         $ 1,782       $   945        $   754
                                                         -------           ------         -------       -------        -------
Supplemental disclosures of cash flow
  information:
  Cash paid during the period for:
    Interest                                             $   232           $   --         $   212       $   111        $    63
                                                         -------           ------         -------       -------        -------
    Income taxes                                         $     3           $   16         $     2       $    23        $    --
                                                         -------           ------         -------       -------        -------

                 See accompanying notes to financial statements.

                             HERAEUS SURGICAL, INC.
                 (A WHOLLY-OWNED SUBSIDIARY OF HERAEUS MED GMBH)

                       STATEMENTS OF STOCKHOLDER'S EQUITY
                    (IN THOUSANDS, EXCEPT NUMBERS OF SHARES)

                                                                                                                 TOTAL
                                                                                                                STOCK-
                                                                      COMMON STOCK           ACCUMULATED       HOLDER'S
                                                                  SHARES         AMOUNT        DEFICIT          EQUITY
Balance as of December 31, 1992                                   4,500         $30,000        $(21,350)        $ 8,650
Net loss                                                                                           (675)           (675)
                                                                 ------         -------        --------         -------
Balance as of December 31, 1993                                   4,500          30,000         (22,025)          7,975
Net loss                                                                                           (439)           (439)
                                                                 ------         -------        --------         -------
Balance as of December 31, 1994                                   4,500          30,000         (22,464)          7,536
Net loss                                                                                         (3,275)         (3,275)
                                                                 ------         -------        --------         -------
Balance as of December 31, 1995                                   4,500         $30,000        $(25,739)        $ 4,261
Recapitalization as of March 1, 1996
  (unaudited)                                                       100         $10,800              --         $10,800
Deemed net distribution to parent company
  in connection with corporate
  reorganization (unaudited)                                         --         $(3,803)             --         $(3,803)
Net loss for the six months ended
  June 30, 1996 (unaudited)                                          --              --             (18)            (18)
                                                                 ------         -------        --------         -------
Balance as of June 30, 1996 (unaudited)                             100         $36,997        $(25,757)        $11,240
                                                                 ======         =======        ========         =======

                 See accompanying notes to financial statements.

                             HERAEUS SURGICAL, INC.
                 (A WHOLLY-OWNED SUBSIDIARY OF HERAEUS MED GMBH)

                          NOTES TO FINANCIAL STATEMENTS
   (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED.)

(1)       SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

         (a)      Operations

                  Heraeus Surgical, Inc. (the Company) was incorporated on May 11, 1988 as a wholly-owned subsidiary of Heraeus Instruments GmbH. The Company manufactures, distributes and services surgical laser equipment. In January 1993 the Company expanded its line of business and started assembling and selling operating room equipment systems.

                  As of January 1, 1995, Heraeus Instruments GmbH, restructured its organization and transferred its 100% share in Heraeus Surgical, Inc., to Heraeus Med GmbH (the Parent). The parent of the Company is Heraeus Holding GmbH, a German holding company (Heraeus Group).

                  The accompanying financial statements have been prepared from the separate records of Heraeus Surgical, Inc. and may not be indicative of conditions which would have existed or the results of its operations if the Company operated autonomously.

         (b)      Corporate Reorganization (unaudited)

                  On February 28, 1996, Heraeus Surgical, Inc. ("Old HSI") changed its name to Heraeus Systems, Inc. In addition, a new company named Heraeus Medical, Inc. was formed. By asset transfer agreement as of March 1, 1996 all assets and liabilities (with the exception of an intercompany loan and cash) were transferred from Heraeus Systems, Inc. to Heraeus Medical, Inc. Heraeus Medical, Inc. subsequently changed its name to Heraeus Surgical, Inc. ("New HSI"). The corporate reorganization was accounted for as a recapitalization and accordingly the accumulated deficit of the Old HSI was carried forward to the New HSI. The amounts in the accompanying Statements of Operations and Cash Flows for the six months ended June 30, 1996 represent the addition of the amounts for the two months ended February 29, 1996 of the "Old HSI" and the four months ended June 30, 1996 of the "New HSI."

                  In connection with the corporate reorganization Heraeus Med GmbH, the parent company, made a capital contribution of $10,800,000 to the new company named Heraeus Medical, Inc. With the proceeds of the capital contribution the new company named Heraeus Medical, Inc. paid Heraeus Systems, Inc. for the cost of the transferred assets and liabilities; subsequently Heraeus Systems, Inc. paid off the intercompany loan referred to in Note 6. As a result of this corporate reorganization, the "New HSI" Company will not be entitled to offset taxable income which may be earned by it in future periods with net operating loss carryforwards from periods prior to the reorganization.

                  The acquisition of the assets and liabilities from Heraeus Systems, Inc. was accounted for at the historical cost of the Heraeus Group, including the carryforward of accumulated depreciation and amortization.

         (c)      Basis of Accounting

                  The financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America.

         (d)      Interim Financial Information

                  The financial statements and related notes for the six months ended June 30, 1996 and 1995 are unaudited, but include all adjustments (consisting solely of normal recurring adjustments with the exception of the recognition of $250,000 of other income related to the settlement of a lawsuit which was recognized during the six months ended June 30, 1996), which are, in the opinion of management, necessary for a fair presentation. The results of operations for the six months ended June 30, 1996 and 1995 are not necessarily indicative of operating results to be expected for any future period.

         (e)      Cash and Cash Equivalents

                  Cash equivalents consist principally of money market instruments with original maturities of three months or less.

         (f)      Inventories

                  Inventories are stated at the lower of cost (first-in, first-out method) or market (net realizable value).

         (g)      Property and Equipment

                  Property and equipment are recorded at cost and are depreciated over estimated useful lives ranging from 3 to 5 years using the straight-line method. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the remaining term of the lease.

         (h)      Amortization of Intangibles

                  Intangible assets are amortized on a straight-line basis over periods of up to five years. The Company assesses the recoverability of intangibles and other long lived assets by determining whether the amortization of the related balances over its remaining useful life can be recovered through projected undiscounted cash flows.

         (i)      Fair Value of Instruments

                  Financial assets and liabilities have carrying values which approximate fair values.

         (j)      Management Estimates

                  Preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (k)      Dependence Upon Parent

                  The Company had an accumulated deficit of $25,739,000 as of December 31, 1995 and has relied on corporations in the Heraeus Group to provide financing for its operations. Heraeus Holding GmbH, the ultimate parent company, plans to continue to provide the financial support necessary to the Company to enable the Company to meet its obligations as they become due and to continue as a going concern at least through January 1, 1997 or until the Company is sold to a third party, whichever is sooner.

         (l)      Revenue Recognition

                  Revenue from sales of surgical laser equipment and operating room systems is recognized when risk of ownership has transferred to the buyer. The Company provides for the estimated cost to repair or replace products under warranty provision in effect at the time of sale. Service revenue is recognized as the services are provided or pro rata over the period of the applicable contract.

         (m)      Export Sales

                  The Company had export sales of $5,445,000, $6,769,000 and $5,814,000 for the years ended December 31, 1995, 1994 and 1993, respectively, primarily to Europe and the Far East.

         (n)      Concentration of Credit Risk

                  Concentration of credit risk principally consist of cash and cash equivalents and accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential uncollectible accounts.

         (o)      Foreign Currency Transactions

                  Assets and liabilities denominated in foreign currencies are translated to U.S. dollars using the exchange rates in effect at the balance sheet date and any gains and losses are recognized in the statements of operations. Gains and losses from foreign currency transactions are recognized as incurred and are included in other income (expense) in the accompanying statements of operations.

                  Heraeus Holding GmbH (the parent company) enters into various foreign currency hedging contracts on behalf of the Company to provide an economic hedge against fluctuations in foreign currency exchange rates that affect the intercompany loan as referred to in note 6. Foreign currency transaction gains and losses, net of the impact of hedging, were not significant for the years ended December 31, 1995, 1994 and 1993. As of December 31, 1995, Heraeus Holding GmbH had entered into foreign currency contracts on behalf of the Company totaling approximately $6 million.

         (p)      Research and Development Expenditures

                  All research and development costs are expensed as incurred.

         (q)      Income Taxes

                  Deferred tax assets and liabilities are recognized under the asset and liability method for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

(2)      INVENTORIES

         Inventories consisted of the following (in thousands):

                       JUNE 30,         DECEMBER 31,
                        1996         1995         1994
                       ------       ------       ------
Raw material           $3,347       $1,577       $1,175
Work in progress          643          634          635
Finished goods          2,814        4,504        4,192
Demo                    1,928        1,851        1,565
                       ------       ------       ------
                       $8,732       $8,566       $7,567
                       ======       ======       ======

(3)       PROPERTY AND EQUIPMENT

          Property and equipment consisted of the following (in thousands):

                                     JUNE 30,        DECEMBER 31,
                                      1996         1995         1994
                                     ------       ------       ------
Machinery and equipment              $1,594       $1,553       $1,497
Office equipment and furniture        1,217        1,212        1,422
Leasehold improvements                1,015        1,015        1,015
                                     ------       ------       ------
                                      3,826        3,780        3,934
Less: Accumulated Depreciation        3,321        3,189        3,146
                                     ------       ------       ------
                                     $  505       $  591          788
                                     ------       ------       ------

(4)       INTANGIBLE ASSETS

          At December 31, 1995, intangible asset balances consisted of technical rights, patents and documentation rights to licensed technology.

          Included in depreciation and amortization expense for the year ended December 31, 1993 was the write-off of $125,000 of certain intangible assets that were considered to no longer have continuing value.

(5)       EMPLOYEE BENEFITS

          The Company offers participation in a 401(k) plan ("the Plan"). The Plan covers all full time employees (i.e., employees that work more than 30 hours per week). Eligible participants must have at least six months of service. The Company matches 25% of participants' contributions up to certain amounts. Matching contributions are fully vested after three years of service. Employer contributions for 1995, 1994 and 1993 were $103,000, $124,000 and $83,000, respectively.

(6)       DEBT

          Debt due to related party of $6,924,000 and $2,548,000 at December 31, 1995 and 1994, respectively, represented three notes payable, due on September 19, 1996 of DM (Deutsche Mark) 4,000,000, DM2,000,000 and DM3,700,000, to a
member of the Heraeus Group and bearing an interest rate of 7.25%. Accrued interest related to these notes payable was $113,000 and $2,000 at December 31, 1995 and 1994, respectively. (See Note(1)(b) "Corporate Reorganization (unaudited)"). Interest expense related to the notes amounted to $348,000 and $2,000 in 1995 and 1994, respectively. In December 1994, the Company repaid a $2,500,000 short term note to Commerzbank. Interest expense related to this note amounted to $98,000 and $8,000 in 1994 and 1993, respectively.

(7)       INCOME TAXES

          The Company accounts for income taxes according to Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under the asset and liability method specified by SFAS No. 109, a deferred tax asset or liability is determined based on the differences between the financial statement carrying amounts and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse.

          Income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 34% of pretax losses from operations as a result of the following:

                                                                  1995            1994              1993
                                                                  ----            ----              ----
                                                                             (IN THOUSANDS)
Computed "expected" tax benefit                                   $(1,113)       $  (141)       $  (229)
Meals and entertainment expenses not deductible for
  income taxes                                                         41             41             14
State tax expense, net of federal income tax benefit                    1              4             --
Losses and credits for which no benefit has been recognized         1,088            153            209
Utilization of loss carryforwards                                      --            (43)            --
Alternative minimum tax                                                --             16             --
Other                                                                 (15)            (7)             6
                                                                  -------        -------        -------
Provision for income taxes                                        $     2        $    23        $    --
                                                                  -------        -------        -------

          The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, is presented below:

                                                                          1995              1994
                                                                          ----              ----
                                                                               (IN THOUSANDS)
Deferred tax assets:
Reserve and expense accruals                                             $ 1,267          $ 1,104
Net operating loss carryover                                               7,470            6,531
Other                                                                        139               33
                                                                         -------          -------
          Total gross deferred tax assets                                  8,876            7,668
          Less: valuation allowance                                       (8,868)          (7,668)
                                                                         -------          -------
          Net deferred tax assets                                        $     8          $    --
                                                                         -------          -------
Deferred tax liability:
Property and equipment                                                   $    (8)         $    --
                                                                         -------          -------
  Deferred tax liability                                                 $    (8)         $    --
                                                                         -------          -------
  Net deferred tax asset                                                 $    --          $    --
                                                                         -------          -------

          The net change in the valuation allowance for the years ended December 31, 1995, 1994 and 1993 was $1,200,000, $134,000 and $244,000, respectively.

          As of December 31, 1995, the Company had net operating loss carryforwards for federal and state income tax purposes of $20,300,000 and $9,100,000, respectively, which are available to offset future federal and state taxable income, if any, and expiring through the year 2010 for federal tax purposes and the year 2000 for state tax purposes.

          As a result of the corporate reorganization referred to in Note
(1)(b), New HSI will not be entitled to offset taxable income which may be earned by it in future periods with net operating loss carryforwards from periods prior to the reorganization.

(8)       COST ASSOCIATED WITH RESTRUCTURING OPERATIONS

          In 1995, the Company recorded $140,000 of restructuring costs (included in general and administrative expenses) primarily associated with the reduction in personnel and closure of a service warehouse. Approximately $85,000 of the accrual related to severance benefits. The balance primarily reflected an accrual for commitments due under a lease net of estimated sublease income.

(9)       RELATED PARTY TRANSACTIONS

          The Company has transactions in the normal course of business with various other corporations, which are members of the Heraeus Group.

          Due from related parties and due to related parties consist of the following balances as of December 31, 1995 and 1994:

                                                                          1995                        1994
                                                                          ----                        ----
                                                                                   (IN THOUSANDS)
Due from related parties:
  Heraeus KK, Japan                                                       $  103                      $315
  Heraeus Instruments GmbH                                                    --                       270
  Heraeus Med GmbH                                                           617                        --
  Other                                                                        5                        41
                                                                          ------                      ----
                                                                          $  725                       626
                                                                          ------                      ----
Due to related parties:
  Heraeus Med GmbH                                                        $1,927                      $ --
  Heraeus Instruments GmbH                                                    --                       410
  Other                                                                       21                        --
                                                                          ------                      ----
                                                                          $1,948                      $410
                                                                          ------                      ----

          The Company has entered into product distribution agreements with certain members of the Heraeus Group. Product sales to these Heraeus distributors are for resale internationally. The balance due from Heraeus KK, Japan at December 31, 1995 and 1994, relates to product sold to Heraeus KK under distribution agreements.

          Balances due from Heraeus Instruments GmbH, Heraeus Med GmbH and other at December 31, 1995 and 1994 represents expenses incurred by the Company on their behalf.

          The Company in the normal course of business purchases inventory from related parties. During 1995, 1994 and 1993, the purchases from related parties amounted to $2,763,000, $2,674,000 and $2,947,000 respectively. The balances due to Heraeus Med GmbH and Heraeus Instruments GmbH at December 31, 1995 and 1994, represent payments due for purchase of inventory.

          The balance due to other related parties at December 31, 1995 relates to expenses incurred by other related parties on behalf of the Company.

(10)      COMMITMENTS AND CONTINGENCIES

          In the normal course of business, the Company is involved in various legal matters. In the opinion of management, the disposition of such litigation will not have a materially adverse effect on the Company's financial statements.

          In October, 1995, the Company acquired technical rights, patents and documentation to Centralized Airborne Evacuation System from CVAC, Inc. ("CVAC") for $250,000. In addition, the Company must pay CVAC royalty payments of 25% on revenues generated as a result of bookings for the CVAC system until December 31, 1995 and for certain bookings by June 30, 1996, respectively. From the beginning of 1996 through the end of 1999 the Company must pay 7% to 10% on related revenues. The minimum royalty payments for years 1996 through 1999 are $150,000 per year. From January 1, 2000 until the end of the life of the patents, royalty payments will range from 2% to 5% of related revenues.

          The Company leases certain space and equipment under operating lease agreements. The following is a schedule of estimated minimum payments due under non-cancelable leases with a term of more than one year as of December 31, 1995:

                   Year Ending December 31,                                               (in thousands)
                   1996                                                                        $535
                   1997                                                                          61
                                                                                              -----
                   Total minimum lease payments                                                $596
                                                                                               ====

          Rental expense under operating leases amounted to $588,000, $601,000 and $518,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

(11)      SUBSEQUENT EVENT (UNAUDITED)

          Sale of the Company

          On April 23, 1996, Heraeus Med GmbH, the parent of the Company, entered into a share transfer agreement with Laserscope a publicly traded company, to transfer and assign all of its shares in the new company named Heraeus Surgical, Inc. to Laserscope in exchange for common shares of Laserscope and cash. Closing of this transaction occurred on August 30, 1996.